UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2026, PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Certificate of Amendment”) to its Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-19 (the “Reverse Stock Split”), with an effective date of November 12, 2026. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on March 30, 2026, which authorized the Company’s board of directors to effect a reverse stock split at a ratio between 1-for-1.1 and 1-for-100. Pursuant to the Certificate of Amendment, the Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on November 12, 2026 (the “Effective Time”), and the Common Stock began trading on a split-adjusted basis at the open of trading on The Nasdaq Capital Market on November 13, 2026. At the Effective Time, every nineteen (19) shares of the Company’s issued and outstanding Common Stock were automatically combined and converted into one (1) share of Common Stock, without any change in the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under the Company’s equity incentive plans. No change was made to the number of shares of Common Stock authorized under the Company’s Articles of Incorporation, as amended. Any stockholder who would otherwise be entitled to a fractional share of Common Stock created as a result of the Reverse Stock Split is entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of Common Stock on The Nasdaq Capital Market on the trading day immediately prior to the Effective Time, as adjusted for the Reverse Stock Split.

Following the Reverse Stock Split, the shares of Common Stock continue to trade on The Nasdaq Capital Market under the symbol “PMCB.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 71715X302.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On November 11, 2026, the Company issued a press release announcing the Reverse Stock Split. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of PharmaCyte Biotech, Inc.
99.1	Press Release issued by PharmaCyte Biotech, Inc., dated November 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACYTE BIOTECH, INC.

Date: November 13, 2026

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Chief Executive Officer and President

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